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                                          EMERGING GAMMA CORPORATION
                                          --------------------------

                                               BALANCE SHEET
                                               -------------

                                              MARCH 31, 2002
                                               ---------------

                                                   ASSETS
                                                   ------

CURRENT ASSETS:
   Cash and cash equivalents                                                              $293,643

                                                                                          --------

       Total assets                                                                       $293,643
                                                                                          ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                                                       $  1,500
                                                                                          --------

STOCKHOLDERS' EQUITY:
   Preferred stock, $1.00 par value; 2,000,000 shares authorized; no shares
     Subscribed, issued or outstanding                                                    $   -
   Common stock, $1.00 par value; 20,000,000 shares authorized; 43,600
     Issued and outstanding                                                                 43,600
   Additional paid-in capital                                                              252,214
   Retained earnings (deficit)                                                              (3,688)
                                                                                          --------

       Total stockholders' equity                                                          292,143
                                                                                          --------

       Total liabilities and stockholders' equity                                         $293,643
                                                                                          ========


                  The accompanying notes are an integral part of this financial statement.
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